Industry Canada       Industrie Canada

                                    TPC PROJECT No. 730-452552 AMENDMENT N0.7

                       TECHNOLOGY PARTNERSHIPS CANADA
                           AMENDMENT AGREEMENT

This Agreement made

Between: HER MAJESTY THE QUEEN IN RIGHT OF CANADA, as represented by the Minister of Industry
                (hereinafter referred to as the "Minister")

And:            DYNAMOTIVE ENERGY SYSTEMS CORPORATION
                (formerly DynaMotive Technologies Corporation), a corporation duly incorporated under the laws of British Columbia, having its head office located at 105-1700 West 75th Avenue, Vancouver, British Columbia
                (hereinafter referred to as "the Proponent").

INTRODUCTION

(i) The Minister and proponent entered into a Contribution Agreement dated the 29th day of July, 1997 under the Technology Partnerships Canada Program (the "Contribution Agreement") as amended by Amendment No. 1 dated February 2, 1998, Amendment No.2 dated March 11, 1998, Amendment No.3 dated February 26, 2001, Amendment No.4 dated March 29, 2001, Amendment No.5 dated May 23, 2002 and Amendment No.6 dated September 2, 2003;

(ii)   The Minister and proponent now wish to amend the Contribution
       Agreement.

In consideration of their respective obligations set out in the Contribution Agreement, the parties agree to amend the Contribution Agreement as follows:

1.   Article 1.3 (e) is deleted and replaced with the following:

     1.3 (e) The Proponent shall ensure that the Project is completed on or before March 31, 2006 ("Project Completion Date"), unless otherwise agreed to in writing by the Minister.

2.   Article 5.2 Royalty Period is deleted and replaced with the following

     5.2  Royalty Period
     The Royalty Period will begin on January 1st, 2005 and will end on the earliest of December 31, 2014 or when a cumulative royalty ceiling of $16,000,000 is reached.

3. Article 5.3 Royalty Statement and Payments is deleted and replaced with the following:

     5.3  Royalty Statement and Payments
     The Proponent will provide to the Minister an annual statement of the Gross Business Revenues, certified by the Proponent's Chief Financial Officer, within four (4) months of the end of each Proponent fiscal year (December 31st), together with the related royalty payment. The first statement and related royalty payment must be provided to the Minister by April 30th, 2006 in respect of the fiscal year ending December 31st, 2005, and by April 30th each year thereafter in regard to the previous fiscal year. Payments shall be made by cheque to the order of the Receiver General and sent to the Minister.

4. Schedule A - Statement of Work is deleted and replaced with the one attached.

5. Schedule A - Statement of Work Annex A, Forms A, B, C, D, and E-1 to E-5 are deleted and replaced with the ones attached.

6. Schedule C - Reporting Requirements, Forms TPC-1, TPC-2, TPC-3 and TPC-4 are deleted and replaced with the ones attached.

All provisions of the Contribution Agreement remain in full force and effect, except as modified by this Amendment Agreement.

                                                         File No.: 730-452552

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement through duly authorized representatives.


HER MAJESTY THE QUEEN IN RIGHT
OF CANADA, as represented by the Minister of Industry

Per:
       /s/ Kash Ram                                    Nov 23, 2004
       ------------------------------------          --------------
       Technology Partnerships Canada (TPC)                Date

       Kash Ram. Director. Environmental Technologies Directorate (TPC)




DYNAMOTIVE ENERGY SYSTEMS CORPORATION (formerly DynaMotive Technologies Corporation)

Per:
       /s/ Richard Lin                                 Nov. 24, 2004
       ------------------------------------            --------------
                                                           Date
Richard Lin, Chairman, DynaMotive Energy Systems Corp.
Name & Title



                                                    File No.: 730-452552

                       SCHEDULE A - STATEMENT OF WORK


1. Project Description

This project involves the development and demonstration of DynaMotive's fast pyrolysis technology, resulting in the production of up to 70% BioOil, 15-25% char and non-condensable gases for the balance of product. The BioOil product is a liquid fuel, which has 55% by volume of the energy of diesel oil and 40% by weight. It is targeted to form a renewable fuel for turbine engines in particular and has a well defined composition for various feedstocks such as wood, wood & bark mixture or bagasse.

The Project industrial level demonstration plant targets a scale up of DynaMotive's fast pyrolysis process to 200 tons per day continuous process at a wood recycling facility in Ontario where longhorn beetle killed lumber and construction wood waste will be used. The products will be used in DynaMotive's testing/development programs, in district heating, industrial and green house operations replacing fossil fuels.

The production of BioOil and non-condensable gases will form a closed loop system resulting in substantial reduction of fossil fuel usage and elimination of a serious wood waste disposal and pollution problems. BioOil will be tested in pulp mill lime kiln applications and other types of industrial boilers and engines (gas turbine and diesel). The environmental impact of manufacturing BioOil from organic waste to produce electricity results in 100% displacement of an equal energy equivalent of non-renewable fossil fuels such as coal for power generation.

As a result of the demonstration project, DynaMotive will demonstrate the continuous production of BioOil in an industrial setting and test and validate of pyrolysis products as outlined in the Statement of Work details.

The ultimate target market will be for DynaMotive to supply turnkey systems for BioOil production coupled to energy systems driven by renewable organic waste.

To be in a position to exploit DynaMotive's pyrolysis technology amongst other areas, the following is required:

- Scaling and validating the pyrolysis technology to full characterization.
- Testing, validating and demonstrating BioOil and char applications, such as heat and power production.
- Testing, validating and demonstrating BioOil production facilities using wood residues, and potentially agricultural residue streams, in the Canadian Industrial Pilot Program for 200 tons per day.
- Research and development into higher value derivative products based on DynaMotive pyrolysis products as a feedstock.

                                                         File No.: 730-452552

2. Key Activities

DynaMotive will pursue the following research, development, and testing programs.

a) Pyrolysis Process Research & Development

The BioTherm2 pilot plant (10 tpd) and the BioTherm (2tpd) pilot plants form the foundation of our process technology program. Operation and optimization of these plants provide the knowledge required to scale up the technology, develop production cost projections and expand the scope of feedstock types and compositions that can be reliably and consistently converted into BioOil.

The objectives of the pilot plant operations are:
- Validate and optimize BioOil production using various commercially available feedstock types and compositions including whitewood, bark and hardwoods.
- Refine and validate the production cost assumptions used for projecting economic performance of commercial scale facilities.
- Optimize the performance and capacity of the Biotherm2 (10 tpd) plant to develop the maximum baseline design for subsequent scale ups.
-     Produce BioOil and char to support application test programs.

b) BioOil and Char Characterization and Product Testing

BioOil and pyrolysis char are new fuel products produced by DynaMotive's process. In order to effectively market these products full characterization, detailed testing and performance validation for each specific application is required and the results necessary to quantify potential customer benefits and develop confidence in our technology and products. DynaMotive has identified a number of near term applications for BioOil and char and designed development and testing programs targeted at these markets.

The objectives of the product testing programs are to:

- Test and validate the technology required to burn BioOil in industrial boilers (i.e. institutional heating, greenhouses), sawmill lumber drying systems, pulp mill lime kilns, and industrial gas turbines.
- Develop and execute testing programs with leading industrial partners to facilitate development of long-term BioOil sales agreements.
- Test and validate the use of char as a feedstock for charcoal briquette manufacture and facilitate development of long term char sales agreements.
- Test and validate the use of char as a solid fuel for combustion applications including use as a heat source during BioOil production.

                                                         File No.: 730-452552

c) Derivative Product Research and Development

The complex chemistry of BioOil and the unique characteristics of pyrolysis char make these products suitable as feedstock for other processes and products. DynaMotive has identified many product areas worthy of further research and development, with three prioritized for investigation over the short term.

Research and development programs are planned for:
- BioOil based resins for various applications including adhesives.
- BioOil based synthesis gasses for reformation into higher value liquid fuels.
- Char based activated carbons for gas/liquid filtering applications.


d) Canadian Industrial Pilot Program (200 tpd)

DynaMotive will develop an industrial pilot plant to be collocated with a wood recycling facility in Ontario. The plant will demonstrate the feasibility of BioOil production from longhorn beetle killed lumber and typical construction wood waste while providing BioOil and char in sufficient volume for full-scale application demonstration programs.

The objectives of the industrial pilot program are:
-     Test, validate and optimize the pyrolysis technology at the 200 tpd plant capacity.
- 	    Test and optimize concepts and designs for full integration of BioOil production with forestry residue and wood recycling operations
-     	Refine and validate the production cost assumptions used for projecting economic performance of large commercial scale facilities.
-     	Produce BioOil and char to support full-scale application test programs.


3. Project Schedule

Refer to Annex A, Form A.


4. Milestones

Refer to Annex A, Form B.


                                                         File No.: 730-452552

5. Cost Breakdown

Current Fiscal Year Cost Breakdown by Major Activities - Refer to Annex A,
Form C.

Cost Breakdown by Fiscal Year - Refer to Annex A, Forms D.


6. Other Descriptions

Refer to Annex A, Form E1 - E5.

                                                   ANNEX A

                                            FORM B  - MILESTONES

PROPONET NAME: DynaMotive Energy Systems Corporation	                PROJECT NUMBER: 730-452522

=================================================================================
           Key Project Milestone                                 Date
=================================================================================
1    Pyrolysis Process R&D (2 & 10 tpd)
          Endurance run completed                          Complete
          Maximum capacity trial completed                 Complete
          Bark homogenization trials completed             Complete
          Hardwood characterization completed              Complete
---------------------------------------------------------------------------------
2    BioOil/Char Characterization and Product Testing
        BioOil Applications
          Completed BioOil characterization                Complete
          Full-scale turbine tests completed               March 31, 2003
          BioOil characterization for diesels completed    December 01, 2003
          Preliminary boiler testing completed             Complete
          Industrial boiler demonstration completed        Complete
          Lumber kiln boiler test completed                Complete
          Lime kiln pilot trials completed                 November 01, 2003
          Full-scale lime kiln demonstration completed     January 01, 2004
=================================================================================

                                                   ANNEX A

PROPONET NAME: DynaMotive Energy Systems Corporation	                PROJECT NUMBER: 730-452522

=================================================================================
           Key Project Milestone                                 Date
=================================================================================

2    BioOil/Char Characterization and Product Testing
     (Cont'd)
        Char Applications
          Prototype briquette trials completed             Complete
          Full-scale briquette trials completed            Complete
          Char combustion for heat validated               Complete
3    Derivative Product R&D
          Activated carbon proof of concept                Complete
          Activated carbon pilot trials completed          October 01, 2004
          Bench scale BioOil reformation optimized         November 01, 2003
4    Canadian Industrial Pilot Program  (200 tpd)
          Conceptual design completed                      Complete
          Detailed Engineering completed                   January 3, 2005
          Construction completed                           October 21, 2005
          Commissioning completed / plant operating        December 21, 2005
=================================================================================


Notes:
1.   Plant capacity expressed in tons of unprocessed feedstock per day

                                                   ANNEX A

               FORM C - CURRENT FISCAL YEAR COST BREAKDOWN BY MAJOR ACTIVITIES

PROPONET: DynaMotive Energy Systems Corporation   	                  PROJECT NUMBER: 730-452522

                                          For Fiscal Year 2004-2005:

======================================================================================================
Description of Activity                          Estimated Eligible Costs
======================================================================================================
                          Direct      Direct    Subcontracts  Equipment  Overhead  Other        Total
                          Labour    Materials       and                  (65% of   Costs
                          Costs                 Consultants              Direct
                                                                         Labour)
------------------------------------------------------------------------------------------------------
1. Pilot Plant Operations    -         56,000        -            -         -       6,000      62,000
------------------------------------------------------------------------------------------------------
2. BioOil & Char                                    7,536                                       7,536
   Characterization
------------------------------------------------------------------------------------------------------
3. Derivative Products    55,156        1,915     259,072       95,000     35,851   7,104     454,098
   R&D
------------------------------------------------------------------------------------------------------
4. Canadian Industrial   732,193        6,433   1,232,091    5,303,052    475,925     939   7,750,633
   Pilot Program
   (200 tpd)
------------------------------------------------------------------------------------------------------
   Total                 787,349       64,348   1,498,699    5,398,052    511,776  14,043   8,274,267
======================================================================================================

Notes:
Key Project Activities are enumerated and described in the SOW.

                                                   ANNEX A

                                   FORM D - COST BREAKDOWN BY FISCAL YEAR

PROPONET NAME: DynaMotive Energy Systems Corporation	                PROJECT NUMBER: 730-452522


============================================================================================================
Federal                                               Estimated Eligible Costs
Fiscal Year
============================================================================================================
(Ending     Direct    Direct     Subcontracts  Equipment  Overhead    Other    Sub-Total Less: non     Total
March 31)   Labour   Materials       and                (65% of DL    Costs              supported  Eligible
                                 Consultants            after April                       costs        Costs
                                                         2001)
------------------------------------------------------------------------------------------------------------
1997-2001 3,642,222  328,061    1,865,215    1,313,689   379,765    405,092   7,934,044            7,934,044
------------------------------------------------------------------------------------------------------------
2001-2002   116,339  128,899      466,368     (111,095)   75,621     (5,808)    670,324              670,324
------------------------------------------------------------------------------------------------------------
2002-2003   538,112   71,049      272,050      546,161   349,772   (157,553)  1,619,591            1,619,591
------------------------------------------------------------------------------------------------------------
2003-2004   410,360   36,219      103,840    2,091,432   266,737     27,155   2,935,743            2,935,743
------------------------------------------------------------------------------------------------------------
2004-2005   787,349   64,348    1,498,699    5,398,052   511,776     14,043   8,274,267            8,274,267
------------------------------------------------------------------------------------------------------------
2005-2006   214,991    1,200      497,131    3,837,317   139,744      5,000   4,695,383 3,870,446    824,937
------------------------------------------------------------------------------------------------------------
Total     5,709,373  629,776    4,703,303   13,075,556 1,723,415    287,929  26,129,352 3,870,446 22,258,906
============================================================================================================

The above cost breakdown includes all estimated direct costs and associated overhead costs for the Project as at August 25, 2004 to claim 26. For claim purposes, these costs will be determined in accordance with the Costing Memorandum (Schedule B of original Agreement). All claims for the period after April 1st, 2001 will use the overhead proxy method, calculated at 65% of the salaries and wages of employees directly engaged in the Project, as defined in the Canada Customs and Revenue Agency policy on Scientific Research and Development.

                                                   ANNEX A

                                 FORM E 1 -   PROJECT LOCATION AND COSTS


PROPONET NAME: DynaMotive Energy Systems Corporation       	         PROJECT NUMBER: 730-452522

======================================================================================================
Project Location         Start Period           Work Performed                      Costs
======================================================================================================
Canada                   FY 1997 Q1             BioTherm Development                22,258,906
------------------------------------------------------------------------------------------------------
Total                                                                               22,258,906
======================================================================================================


Note: Government fiscal year runs April 1 - March 31. Q1 refers to April 1 - June 30.


                                                   ANNEX A

                                     FORM E-2 - EQUIPMENT COST BREAKDOWN


PROPONET NAME: DynaMotive Energy Systems Corporation	              PROJECT NUMBER: 730-452522

============================================================================================================
Equipment Description                    Planned Acquisition     Estimated Costs   Less: Non-   Total
                                         Period                                    Supported
                                         (Fiscal Year and                          Costs
                                         Quarter)                ($)               ($)          ($)
============================================================================================================
1.  	2 & 10 tpd BioTherm pilot plant      FY 1997 Q1 to 2002 Q3    1,202,594                      1,202,594
    equipment
2.  	Canadian industrial demo plant       FY 2002 Q3 to 2005 Q1   11,777,962         3,086,977    8,690,985
    (200 tpd)
3.  Derivative product testing equipment FY 2003 Q3 to 2005 Q1       95,000            76,158       18,842
------------------------------------------------------------------------------------------------------------
Total                                                            13,075,556         3,163,135    9,912,421
============================================================================================================

Note:

1)Government fiscal year runs April 1 - March 31. Q1 refers to April 1 -
June 30.

                                                   ANNEX A

                                     FORM E-3 - MATERIALS COST BREAKDOWN


PROPONET NAME: DynaMotive Energy Systems Corporation                     PROJECT NUMBER: 730-452522

============================================================================================================
Materials Description               Planned Acquisition Period  Estimated       Less: Non-       Total
                                    (Fiscal Year and Quarter)   Costs           Supported
                                                                ($)            ($)               ($)
============================================================================================================
1. BioTherm Operations 2 & 10 tpd   FY 1998 Q1 to FY 2004 Q4    391,515                         391,515
2. BioOil & Char testing            FY 2001 Q1 to FY 2003 Q3     86,658                          86,658
3. Derivative products              FY 2001 Q3 to FY 2005 Q1    145,169         24              145,145
4. Canadian industrial demo plant   FY 2002 Q1 to FY 2005 Q1      6,433         965               5,468
   (200 tpd)
------------------------------------------------------------------------------------------------------------
Total                                                          $629,776        $989          $1,287,530
============================================================================================================


Note: Government fiscal year runs April 1 - March 31. Q1 refers to April 1 -
 June 30.

                                                    ANNEX A

                                    FORM E-4 - SUB-CONTRACT COST BREAKDOWN


PROPONET NAME: DynaMotive Energy Systems Corporation                            PROJECT NUMBER: 730-452522

===========================================================================================================
     Sub-contracts              Anticipated            Planned Period    Estimated    Less: Non-   Total
                                Contractor(s)         (Fiscal Year and   Costs        Supported
                                (non-exhaustive)       Quarter)          ($)          ($)          ($)
===========================================================================================================
1. Pilot plant 2 & 10 tpd        Megatherm, Tecna,     Q1-1997 to Q3-     971,144                    971,144
                                 S&W                   2002
2. Research & development        UBC, BCRI, RTI,       Q1-1997 to Q1-   1,900,158      9,866       1,890,292
                                 U.SASK                2005
3. Canadian industrial demo      UMA, Harper, Ramsey   Q1-2002 to Q1    1,832,001    399,923       1,432,078
   plant sub-contracts  (200     Tecna                 2005
   tpd)
------------------------------------------------------------------------------------------------------------
Total                                                                   4,703,303    409,789       4,293,514
============================================================================================================

Note:

Government fiscal year runs April 1 - March 31. Q1 refers to April 1 -
June 30.

Subcontract costs are technical in nature and incurred in Canada except where expertise is unavailable.

                                                  ANNEX A

                                     FORM E-5 - OTHER COSTS BREAKDOWN


PROPONET NAME: DynaMotive Energy Systems Corporation	                           PROJECT NUMBER: 730-452522

=========================================================================================================
Other Costs                                         Start Period        Estimated   Less: Non-   Total
                                                   (Fiscal Year and     Costs       Supported
                                                    Quarter)            ($)         ($)          ($)
=========================================================================================================
Pilot plant operation (2 & 10 tpd)                 Q1-1997 to Q3-       208,547     -            208,547
                                                   2002

Product development and research related           Q1-1997 to Q3         96,864     99            96,765
travel costs                                       2003

Patents and Intellectual Properties                Q1-1997 to Q3-        94,470     -             94,470
protection costs                                   2003

Canadian industrial demo plant related             Q1 2002 to Q1-       (111,952)   4,022       (115,974)
travel costs (200 tpd)                             2005
---------------------------------------------------------------------------------------------------------
Total                                                                    287,929    4,121        283,808
=========================================================================================================

Note: Government fiscal year runs April 1 - March 31. Q1 refers to April 1
- June 30.

                               FORM TPC - 1

           REPORT ON ESTIMATED & ACTUAL REPAYMENTS TO THE MINISTER

PROPONENT:  DynaMotive Energy Systems Corporation

PROJECT NO.:  731-452522

==============================================================================
 1          2                           3                              4
------------------------------------------------------------------------------
YEAR        ESTIMATED PAYMENT           ACTUAL PAYMENT               DUE DATE
ENDING      (in $000)                   (in $000)                   (April 30)
(Dec.31)
------------------------------------------------------------------------------
 2005      26                                                          2006
------------------------------------------------------------------------------
 2006      82                                                          2007
------------------------------------------------------------------------------
 2007      303                                                         2008
------------------------------------------------------------------------------
 2008      801                                                         2009
------------------------------------------------------------------------------
 2009      1,688                                                       2010
------------------------------------------------------------------------------
 2010      2,583                                                       2011
------------------------------------------------------------------------------
 2011      3,527                                                       2012
------------------------------------------------------------------------------
 2012      4,411                                                       2013
------------------------------------------------------------------------------
 2013      2,579                                                       2014
------------------------------------------------------------------------------
 2014       0.0                                                        2015
------------------------------------------------------------------------------
Total     16,000
==============================================================================


SIGNATURE OF AUTHORIZED OFFICER:
                                  -----------------------------------------

REPORT DATE: August 25, 2004

The Proponent certifies that the initial repayment projections provided at the time of the Agreement, and as may be revised from time to time per the requirements of Schedule 5, represent reasonable estimates of the repayments that the Minister can expect from this Project, as they could be determined at any particular time. The Minister recognizes that those estimates may vary through time, due to factors over which the Proponent has little or no control.

                                     FORM TPC - 2

                      REPORT ON JOB CREATION AND MAINTENANCE

PROPONENT:  DynaMotive Energy Systems Corporation

PROJECT NO.:  731-452522

GENERAL INSTRUCTIONS

The intent of this schedule is to identify the number of PYs expended on Project related activities during any one year of the duration of the Agreement, according to category of employment. Both part-time and full-time employees should be claimed, as employment of all types represents a Project benefit. Part-time work should be converted into PY units on the basis normally used by the Proponent provided it is between 1800 and 2000 hours of work paid in a given year.

1. Data is to be provided based on a 52 week calendar year and should be expressed in PY units.

2. Direct PYs are to be counted. The term "direct PY" relates to the work performed in Canada by employees of the proponent. Only those direct PYs which result from the project are to be counted. Work performed outside of Canada by Canadian employees is not to be included except for eligible activities performed as part of the Statement of Work during the Work Phase. Reported PYs may be performed by existing staff or by new hires. These PYs are normally located in the Proponent's facility and involve an eligible operation or activity supported by the industrial assistance program. During the Benefits Phase, these PYs normally pertain to production/distribution activities associated with the supported facility, product or processes of the proponent.

3. Indirect PYs refer to work performed in Canada as a result of the project by employees who are not employed by the Proponent, and normally at a location other than the Proponent's facility. Apart from the following two exceptions, indirect PYs are never to be included in the PY count:

 (1) Sub-contracted PYs in the Work phase of R&D/innovation projects are included in the PY count, provided that the related activity is explicitly set out in the Statement of Work in the Contribution Agreement.

 (2) Benefit phase production PYs of related entities to the Proponent are included in the PY count, provided that the Contribution Agreement explicitly includes PY reporting requirements on the parties concerned and provides the Minister access to the related facilities for monitoring purposes.

4. Reporting during the Work phase requires a yearly breakdown by category of employment. Reporting during the Benefits phase requires the average number of PYs during this phase by category of employment.

==============================================================================
PART 1 : WORK PHASE - Data compiled as of : August 25, 2004
------------------------------------------------------------------------------
CATEGORY OF EMPLOYMENT                          TOTAL NUMBER OF PERSON YEARS
                                                 ESTIMATE       ACTUAL
------------------------------------------------------------------------------
A]   KNOWLEDGE-BASED     Yr 1 ending 12/31/2000    9             7
     (SCIENCE,           Yr 2 ending 12/31/2001   17            17
     ENGINEERING &       Yr 3 ending 12/31/2002   10            10
     TECHNICAL)          Yr 4 ending 12/31/2003    6             6
                         Yr 5 ending 12/31/2004    8
------------------------------------------------------------------------------
B]   MANAGEMENT &        Yr 1 ending 12/31/2000    6             6
     ADMINISTRATION      Yr 2 ending 12/31/2001    8             8
                         Yr 3 ending 12/31/2002    7             7
                         Yr 4 ending 12/31/2003    8             6
                         Yr 5 ending 12/31/2004   10
------------------------------------------------------------------------------
C]   SUB-CONTRACTED      Yr 1 ending 12/31/2000    4             4
     WORK                Yr 2 ending 12/31/2001    9             9
                         Yr 3 ending 12/31/2002    3             3
                         Yr 4 ending 12/31/2003    4             3
                         Yr 5 ending 12/31/2004    3
------------------------------------------------------------------------------
     TOTAL               Yr 1 ending 12/31/2000    19           17
                         Yr 2 ending 12/31/2001    34           34
                         Yr 3 ending 12/31/2002    20           20
                         Yr 4 ending 12/31/2003    18           15
                         Yr 5 ending 12/31/2004    21
==============================================================================
PART 2 - BENEFIT PHASE - Data compiled as of : August 25, 2004
------------------------------------------------------------------------------
CATEGORY OF EMPLOYMENT                          TOTAL NUMBER OF PERSON YEARS
                                                 ESTIMATE       ACTUAL
------------------------------------------------------------------------------
A]     KNOWLEDGE-BASED                            23
       (SCIENCE, ENGINEERING & TECHNICAL)
------------------------------------------------------------------------------
B]     GENERAL PRODUCTION
------------------------------------------------------------------------------
C]     MANAGEMENT, ADMINISTRATION, MARKETING,     29
       SALES & SUPPORT
------------------------------------------------------------------------------
       TOTAL                                      52
==============================================================================

SIGNATURE OF AUTHORIZED OFFICER:
                                 ---------------------------------------

REPORT DATE: August 25, 2004

The Proponent certifies that the initial employment projections presented at the time of the Agreement, and as may be revised from time to time per the requirements of Schedule 5, represent reasonable estimates of the employment benefits that the Minister can expect from this Project, as they could be determined at any particular time. The Minister recognizes that those estimates may vary through time, due to factors over which the Proponent has little or no control.

                                  FORM TPC - 3

             REPORT ON OTHER REPRESENTATIONS & EXPECTED RESULTS

PROPONENT: DynaMotive Energy Systems Corporation

PROJECT NO.: 731-452522

Other representations and expected results include:

PATENTS: [are there any patents that are expected to result from the development work of the Project]

ACQUISITION OF TECHNOLOGY: [is the Proponent planning to acquire intellectual property rights, technology, or know-how essential to the success of the Project]

CORPORATE MANDATES: [specify any new or enhanced mandates expected]

OTHER SIGNIFICANT REPRESENTATIONS/EXPECTED RESULTS: [strategic alliances or partnerships, new applications of technology, technology diffusion, etc.]

==============================================================================
DESCRIPTION OF EXPECTED RESULT/        PLANNED /            STATUS / ACTUAL
REPRESENTATION                         REVISED  DATE        DATE
------------------------------------------------------------------------------
1. New patents are being              Q3 2004
developed to protect knowledge
gained from the R&D activities
and pilot plant operation

2. The Company acquired worldwide                           February 2000
rights to its core BioTherm,
BioOil production technology

3. The Company's immediate focus                            Q3/99
is commercialization of its
pyrolysis technology instead of
derivative products from the
BioOil.

4. The Company intends to expand      Q2 2004 - Q1 2005     Q1/2000; Q1/2001
its partnership based with energy
and forestry companies, diesel
engine manufacturing and char and
activated carbon processors.
==============================================================================

SIGNATURE OF AUTHORIZED OFFICER:
                                 ------------------------------------------

REPORT DATE: August 25, 2004

The Proponent certifies that the initial projections presented at the time of the Agreement, and as may be revised from time to time per the requirements of Schedule 5, represent reasonable estimates of the benefits that the Minister can expect from this Project, as they could be determined at any particular time. The Minister recognizes that those estimates may vary through time, due to factors over which the Proponent has little or no control.

                                  FORM TPC - 4

                         REPORT ON INVESTMENT LEVERAGE

PROPONENT:  DynaMotive Energy Systems Corporation

PROJECT NO.:  731-452522

This form estimates all costs incurred in Canada and investment that may be leveraged by TPC funds. These include:

ELIGIBLE SUPPORTED COSTS: Those costs incurred by the Proponent and towards which TPC provides financial support.

OTHER PROJECT RELATED COSTS (INCLUDING POST WORK PHASE INVESTMENT): Other non-recurring costs incurred in Canada that are directly related to the project. This would include items such as cost overruns but would not include costs prior to the date indicated in Article 4.2. For example, a project may include capital costs (for land and building) that are not eligible for TPC support, but which the company will incur directly related to the project.

Post work phase investment refers to any additional non-recurring, post work phase, project related investment in Canada by the Proponent (e.g. non-recurring related to production facilities, marketing and distribution activities, etc...). For example, a company may have to build new production lines, or create a new marketing team, or establish a new distribution line/network for the resulting product/technology.

OTHER INVESTMENT: Other investment unrelated to the specific project but included in the contractual commitments made by the Proponent. For example, a company may commit to construction of a building as a condition of receiving a TPC investment, although the building is not directly part of the project.

==============================================================================
ESTIMATES ($ 000)                            ACTUAL ($ 000)
------------------------------------------------------------------------------
(1) Year   (2) Eligible (3)Other  (4)Other    (1)         (2)      (3)
Ending     Supported    Project   Investment  Eligible   Other      Other
Mar. 31)   Costs        Related               Supported Project     Investment
------------------------------------------------------------------------------
1997-2001   7,934                             7,934
------------------------------------------------------------------------------
2001/2002     670                               670
------------------------------------------------------------------------------
2002/2003   1,620                             1,620
------------------------------------------------------------------------------
2003/2004   2,936                             2,936
------------------------------------------------------------------------------
2004/2005   8,274
------------------------------------------------------------------------------
2005/2006     825        3,870
==============================================================================

SIGNATURE OF AUTHORIZED OFFICER:
                                 ------------------------------------

REPORT DATE: August 25, 2004

The Proponent certifies that the initial projections presented at the time of the Agreement, and as may be revised from time to time per the requirements of Schedule 5, represent reasonable estimates of the benefits that the Minister can expect from this Project, as they could be determined at any particular time. The Minister recognizes that those estimates may vary through time, due to factors over which the Proponent has little or no control.

                                FORM TPC - 5

                REPORT ON SUSTAINABLE DEVELOPMENT BENEFITS

PROPONENT: DynaMotive Energy Systems Corporation

PROJECT NO.: 730-452552

On a full life cycle basis (from design through manufacture/ operation and decommissioning or disposal/recycling), the technologies that are to be developed during the course of the R&D project are expected to provided the following downstream Sustainable Development benefits (over existing industrial practices) as they are incorporated in the commercial activities of the firm.

============================================================================
Benefits                                  Significant  Moderate   Minor/
                                                                  None
============================================================================
Reduced energy consumption (i.e.                       X
efficiency of use) or increase energy
production through sustainable means
(i.e., efficiency of generation)
----------------------------------------------------------------------------
Increased supply of energy from           X
renewable sources
----------------------------------------------------------------------------
Reduced water consumption or increased                             X
supply of clean water
----------------------------------------------------------------------------
Reduced consumption of raw material or                             X
manufactured materials (reduce material
intensity)
----------------------------------------------------------------------------
Reduced production and/or release of      X
pollutant species of any kind to the
atmosphere
----------------------------------------------------------------------------
Reduced production and/or release of                               X
pollutant species of any kind to
receiving waters
----------------------------------------------------------------------------
Reduced production and/or disposal of     X
solid wastes to the land
----------------------------------------------------------------------------
Reduced usage and/or production and/or                             X
disposal of hazardous toxic substances
----------------------------------------------------------------------------
Remediation or rehabilitation of                                   X
contaminated land or water
============================================================================

SIGNATURE OF AUTHORIZED OFFICER:
                                  ----------------------------------------

REPORT DATE: August 25, 2004